UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 21, 2009

EnerNOC, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 21, 2009, EnerNOC, Inc. (the “Company”) completed an exchange offer with respect to certain outstanding options to purchase shares of the Company’s common stock, $0.001 par value per share, that have exercise prices that are equal to or greater than $12.00 per share held by certain of its employees, including the Company’s executive officers, and directors (the “Offer”).  The Company filed with the Securities and Exchange Commission (the “Commission”) a Schedule TO containing the terms and conditions of the Offer on December 19, 2008, Amendment No. 1 thereto on December 22, 2008, Amendment No. 2 thereto on January 14, 2009, and Amendment No. 3 thereto on January 22, 2009 (collectively, the “Schedule TO”).  The Company reported the results of the Offer in Amendment No. 3 to its Schedule TO.

Options were exchanged in the Offer by the Company’s named executive officers as follows:

Mr. David M. Samuels, the Company’s Executive Vice President, exchanged options to purchase 26,000 shares of the Company’s common stock, representing all of his options eligible for exchange, for options to purchase 17,604 shares of the Company’s common stock.

Mr. Neal C. Isaacson, the Company’s Chief Financial Officer, exchanged options to purchase 26,000 shares of the Company’s common stock, representing all of his options eligible for exchange, for options to purchase 17,603 shares of the Company’s common stock.

Mr. Gregg Dixon, the Company’s Senior Vice President of Sales and Business Development, exchanged options to purchase 26,000 shares of the Company’s common stock, representing all of his options eligible for exchange, for options to purchase 17,604 shares of the Company’s common stock.

These option exchanges have been reported by the named executive officers on Forms 4 filed with the Commission on January 23, 2009.

All of the new option grants were issued on January 21, 2009. Pursuant to the terms of the Offer, the options granted to Messrs. Samuels, Isaacson and Dixon have an exercise price of $11.47 per share, which price was equal to 33% above the closing price of the Company’s common stock, as reported on The Nasdaq Global Market, on January 21, 2009.  Each new option grant has the same vesting schedule as the tendered eligible option grant, except that the vesting schedule for options that were already vested or that would have vested before January 21, 2010, that is, within 12 months from the new option grant date, was reset such that the new options issued in exchange for those options will vest on January 21, 2010, so long as the named executive officer continues to provide services to the Company as an employee during the 12-month period.  All new option grants will expire on January 21, 2014.  All new options were granted under the Company’s 2007 Employee, Director and Consultant Stock Plan and, other than the changes described herein, have terms and conditions identical to those contained in the corresponding original option grants.

Item 9.01. Financial Statements and Exhibits

 (d)  Exhibits

Exhibit No.	Description of Exhibit
10.1@	Form of Executive Non-Qualified Stock Option Agreement for Exchanged Option Grants under the EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan for January 21, 2009 grants.

@ Management contract, compensatory plan or arrangement.

EXHIBIT INDEX

Exhibit Number	Description
10.1@	Form of Executive Non-Qualified Stock Option Agreement for Exchanged Option Grants under the EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan for January 21, 2009 grants.

@ Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERNOC, INC.

Date: January 26, 2009	By:	/s/ Neal C. Isaacson
	Name:	Neal C. Isaacson
	Title:	Chief Financial Officer
(Principal Financial Officer)